UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2009

Modine Manufacturing Company

Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

Signature

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2009, Modine Manufacturing Company (the “Company” or “Modine”) entered into the following agreements:

•

Second Amendment to Credit Agreement (the “Second Amendment”) amending the Amended and Restated Credit Agreement (the “Credit Agreement”), as amended, with JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (main office Chicago)), a national banking association (“JPMorgan”), as Swing Line Lender, as LC Issuer and a lender and as Agent and Bank of America, N.A., M&I Marshall & Ilsley Bank, Wells Fargo Bank, N.A., Dresdner Bank AG (Commerzbank AG), U.S. Bank, National Association and Comerica Bank (the “Lenders”);

•

Waiver and Third Amendment to Note Purchase Agreement (2006) (the “Third 2006 Senior Note Amendment”) amending the Note Purchase Agreement dated as of December 7, 2006 (the “2006 Note Purchase Agreement”), as amended, pursuant to which the Company issued $50,000,000 of 5.68% Senior Notes, Series A due December 7, 2017 and $25,000,000 of 5.68% Senior Notes, Series B due December 7, 2017 (the “2006 Notes”); and

•

Waiver and Third Amendment to Note Purchase Agreement (2005) (the “Third 2005 Senior Note Amendment”) amending the Note Purchase Agreement dated as of September 29, 2005 (the “2005 Note Purchase Agreement”), as amended, pursuant to which the Company issued $75,000,000 of 4.91% Senior Notes due September 29, 2015 (the “2005 Notes”).

The Second Amendment, the Third 2006 Senior Note Amendment and the Third 2005 Senior Note Amendment are referred to herein collectively as the “September 15 Amendments.” The Company entered into the September 15 Amendments to waive certain events of default existing under the Credit Agreement, the 2006 Note Purchase Agreement and the 2005 Note Purchase Agreement and amend other provisions of the Credit Agreement, the 2006 Note Purchase Agreement and the 2005 Note Purchase Agreement.

Pursuant to the terms of the September 15 Amendments:

•

A technical default involving the Company’s commitment to increase the capital of Modine Thermal Systems (Changzhou) Co., Ltd. in the aggregate amount of $1,500,000 was waived and the amount of such capital increase was applied against the Company’s basket for permitted loans and advances;

•

A technical default resulting from the Company’s optional principal prepayment under the Credit Agreement that reduced the aggregate outstanding principal amount of the advances to $82,000,000 was waived. To the extent that optional principal prepayments reduce the advances below $94,000,000, the Company is required to deposit such sums into a cash collateral account for the benefit of the Lenders and the holders of the 2006 Notes and the 2005 Notes. Upon the effectiveness of the September 15 Amendments, the Company borrowed $12,000,000 and deposited that amount in a cash collateral account;

•

The Company may acquire a Dutch holding company and conduct the following transactions: (i) sell Modine UK Dollar, Limited, a wholly owned subsidiary of the Company, to the Dutch holding company; (ii) transfer its beneficial interest in Modine Korea, LLC, also a wholly owned subsidiary of the Company, to the Dutch holding company; and (iii) sell its wholly owned subsidiary, Modine Austria Holding GmbH, to Modine Holding GmbH, also a wholly owned subsidiary of the Company. The transfers among the Company and its subsidiaries described above are Excluded Sales for purposes of mandatory prepayments of Asset Sale Net Proceeds; and

•	The existing loan between the Company and Modine Korea, LLC may remain outstanding after the disposition of Modine Korea, LLC to a third party in the event such transaction occurs.

On September 18, 2009, the Company entered into the following agreements:

•	Third Amendment to the Credit Agreement (the “Third Amendment”) amending the Credit Agreement;

•	Fourth Amendment to the 2006 Note Purchase Agreement (the “Fourth 2006 Senior Note Amendment”); and

•	Fourth Amendment to the 2005 Senior Note Agreement (the “Fourth 2005 Senior Note Amendment”).

The Third Amendment, Fourth 2006 Senior Note Amendment and the Fourth 2005 Senior Note Amendment are referred to herein collectively as the “September 18 Amendments.” The Company entered into the September 18 Amendments to amend certain provisions of the Credit Agreement, the 2006 Note Purchase Agreement and the 2005 Note Purchase Agreement in anticipation of the Company’s public offering of common stock, $0.625 par value per share, (the “Offering”) announced by the Company on September 21, 2009.

Pursuant to the terms of the September 18 Amendments:

•

Certain financial covenants were modified so the amount of cash restructuring charges that may be added back to Consolidated Net Income for covenant purposes will be increased by $20,000,000, permitted capital expenditures will be increased by $5,000,000 for the current fiscal year, and any amount of unused capital expenditure for the current fiscal year (not to exceed $5,000,000) may be carried over to the next fiscal year, and the amount of off balance sheet liabilities for sale leasebacks after February 17, 2009 and the interest component of such sale leasebacks that are excluded from total debt and interest expense for covenant purposes is increased from $20,000,000 to $30,000,000;

•	The funds in the cash collateral account described in the provisions of the September 15 Amendments will be released; and

•	The terms of the documents, other than certain conforming definitions, become effective automatically on the date of the closing of the Offering, subject to certain conditions.

The foregoing description of the September 15 Amendments and the September 18 Amendments is qualified in its entirety by the Second Amendment to Credit Agreement, the Waiver and Third Amendment to Note Purchase Agreement (2006), the Waiver and Third Amendment to Note Purchase Agreement (2005), the Third Amendment to Credit Agreement, the Fourth Amendment to Note Purchase Agreement (2006) and the Fourth Amendment to Note Purchase Agreement (2005), which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 7.01	Regulation FD Disclosure

In connection with the Offering, the Company provided the following business outlook:

Based upon recent trends, the Company is anticipating sequential improvement in its operating results for the second quarter of fiscal 2010 as compared to the first quarter of fiscal 2010. The expected improvement in second quarter results is despite the fact that the second quarter is seasonally impacted by summer shutdowns at certain customers.

The Company’s second quarter fiscal 2010 revenues will be positively impacted by incremental sales volume from several new program launches, and the Company expects these launches to positively impact its revenues over the remainder of the fiscal year. In addition, the Company anticipates that its fiscal 2010 revenues will be positively impacted by modest improvements in global sales volumes in certain key markets and improved commercial vehicle build rates in North America and the positive impact of new program launches.

The Company’s debt agreements require it to maintain compliance with various covenants. Currently, the most restrictive limitation is a minimum cumulative adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) covenant. The Company is projecting second quarter fiscal 2010 adjusted EBITDA to be better than the first quarter fiscal 2010 adjusted EBITDA, and expects to be in compliance with its adjusted EBITDA covenant and all of its other financial covenants throughout the remainder of fiscal 2010. The Company is anticipating positive cash flow from operations and a decrease in net debt (defined as the sum of short- and long-term debt less cash and cash equivalents) balances over the remainder of the fiscal year, positively impacting its liquidity.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement

10.2	Waiver and Third Amendment to Note Purchase Agreement (2006)

10.3	Waiver and Third Amendment to Note Purchase Agreement (2005)

10.4	Third Amendment to Amended and Restated Credit Agreement

10.5	Fourth Amendment to Note Purchase Agreement (2006)

10.6	Fourth Amendment to Note Purchase Agreement (2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By:	/s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, Corporate Development and General Counsel and Secretary

Date: September 21, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment dated as of September 15, 2009 to Amended and Restated Credit Agreement

10.2	Waiver and Third Amendment to Note Purchase Agreement (2006)

10.3	Waiver and Third Amendment to Note Purchase Agreement (2005)

10.4	Third Amendment dated as of September 18, 2009 to Amended and Restated Credit Agreement

10.5	Fourth Amendment to Note Purchase Agreement (2006)

10.6	Fourth Amendment to Note Purchase Agreement (2005)